UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2007

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On August 31, 2007, AAR CORP. (the “Company”) amended its credit agreement dated August 31, 2006 (the “Credit Agreement”) with various financial institutions, as lenders and LaSalle Bank National Association, as administrative agent for the Lenders (the “Amendment”).  The Amendment increases the revolving commitment amount to $250 million from $140 million.  Under certain circumstances, the Company may request an increase to the revolving commitment by an aggregate amount of up to $75 million, not to exceed $325 million in total.  The Amendment also extended the term of the Credit Agreement from August 31, 2010 to August 31, 2011. The Amendment also modified the borrowing rate. Borrowings under the Credit Agreement now bear interest at the London Interbank Offered Rate (“LIBOR”) plus 100 to 225 basis points based on certain financial measurements.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.  A copy of the Amendment is included herein as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)                           Exhibits

4.1                                 Amendment No. 1 to Credit Agreement dated as of August 31, 2007 among AAR CORP., LaSalle Bank National Association, as administrative agent, and the various financial institutions party hereto (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       September 5, 2007

AAR CORP.

By:	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amendment No. 1 to Credit Agreement dated August 31, 2007 among AAR CORP., LaSalle Bank National Association, as administrative agent, and the various financial institutions party hereto (filed herewith).